                                                       EXHIBIT 10.10

                               SECURITY AGREEMENT


          This is the SECURITY AGREEMENT, dated as of May 15, 1995, between Amati Communications Corporation, a corporation duly organized and validly existing under the laws of the State of California (the "Company"), and ICOT Corporation, a Delaware corporation ("ICOT").

          The Company, ICOT and IA Acquisition Corporation are parties to an Agreement and Plan of Reorganization and Merger dated as of May 15, 1995 (the "Agreement"), pursuant to which the Company has issued ICOT certain Senior Secured Promissory Notes dated March 21, 1995 in the principal amount of $750,000 and dated May 15, 1995 in the principal amount of $2,650,000 (the "Notes"), as consideration for loans made by ICOT to the Company pursuant to the Agreement.

          To induce ICOT to make such loans, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

     Section 1.  DEFINITIONS.  Terms as used herein:

          "ACCOUNTS" shall have the meaning ascribed thereto in Section 3(d) hereof.

          "BUSINESS" shall mean the development, manufacture and sale of multitone asymmetric digital subscriber line products and other businesses from time to time, now or hereafter, conducted by the Company.

          "COLLATERAL" shall have the meaning ascribed thereto in Section 3 hereof.

          "COPYRIGHT COLLATERAL" shall mean all copyrights, whether now owned or hereafter acquired by the Company.

          "COPYRIGHTS" shall mean all copyrights, rights and interests in copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto, including without limitation all rights and interests in and to all works listed in Annex I hereto, as such Annex I shall, from time to time, be amended, modified or supplemented.

          "DOCUMENTS" shall have the meaning ascribed thereto in Section 3(j) hereof.

          "EQUIPMENT" shall have the meaning ascribed thereto in Section 3(h) hereof.

          "EVENT OF DEFAULT" shall mean (a) failure of the Company to perform, observe or comply with any covenant agreement, or term contained in this Security Agreement or (b) the occurrence of an Event of Default as defined in either of the Notes.

          "INSTRUMENTS" shall have the meaning ascribed thereto in Section 3(e) hereof.

          "INTELLECTUAL PROPERTY" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark collateral, together with
(a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or user or other agreements granted to the Company with respect to Copyright Collateral, Patent Collateral, Trademark Collateral or any of the intellectual property listed in (a), in each case whether now or hereafter owned or used, including without limitation all the licenses listed in Annex IV hereto, as such Annex IV shall, from time to time, be amended, modified or supplemented; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by the Company of the Business; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured and which pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company pertaining to the operation by the Company of the Business; and
(g) all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

          "INVENTORY" shall have the meaning ascribed thereto in Section 3(f) hereof.

          "PATENT COLLATERAL" shall mean all Patents, whether now owned or hereafter acquired by the Company.

          "PATENTS" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world, including, without limitation, the patents listed on Annex II hereto, as such Annex II shall from time to time, be amended, modified or supplemented.

          "PERSON" shall mean an individual, a corporation, an association, a partnership, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

          "PLEDGED STOCK" shall have the meaning ascribed thereto in
Section 3(a) hereof.

          "SECURED OBLIGATIONS" shall mean, collectively, (a) the principal of and interest on the Notes and (b) all obligations of the Company to ICOT hereunder.

          "TRADEMARK COLLATERAL" shall mean all Trademarks, whether now owned or hereafter acquired by the Company. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "TRADEMARKS" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, including without limitation the trademarks listed on Annex III hereto, as such Annex III shall, from time to time, be amended, modified or supplemented.

          "UNIFORM COMMERCIAL CODE" shall mean, unless the context otherwise requires, the Uniform Commercial Code as in effect in the State of California from time to time.

     Section 2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to ICOT that the Company is the sole beneficial owner of the Collateral and no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except for the pledge and security interest in favor of ICOT created or provided for herein which pledge and security interest will constitute, when appropriate financing statements are filed in the appropriate jurisdictions, a perfected pledge and security interest in and to all of the Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America) in which a security interest may be perfected by (i) the filing of financing statements pursuant to the Uniform Commercial Code as in effect in any applicable jurisdiction, (ii) a filing of this Security Agreement in the United States Copyright Office and
(iii) a filing of this Security Agreement in the United States Patent and Trademark Office, in each such case prior to all other present or future Liens and rights of others.

     Section 3. COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the company hereby pledges and grants to ICOT, a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located (all being collectively referred to herein as "Collateral"):

          (a) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the company in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

          (b) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

          (c) all inventory (as defined in the Uniform Commercial Code) of the Company, including without limitation all multitone asymmetric digital subscriber line products, all goods obtained by the Company in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");

          (d) all Intellectual Property and all other accounts or general intangibles of the Company not constituting Intellectual Property or Accounts;

          (e) all equipment (as defined in the Uniform Commercial Code) of the Company (herein collectively called "Equipment");

          (f) each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

          (g)  all documents of title (as defined in the Uniform Commercial
Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");

          (h) all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment; and

          (i) all other tangible or intangible property of the Company, including, without limitation, all proceeds and proceeds of proceeds, products and accessions of and to any of the property of the Company described in clauses
(a) through (h) above in this Section 3 (including, without limitation, any proceeds of insurance thereon).

     Section 4 FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with ICOT as follows:

     4.1  DELIVERY AND OTHER PERFECTION.  The Company shall:

          (a) deliver and pledge to ICOT any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as ICOT may reasonably request; provided, that so long as no Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and ICOT shall, promptly upon request of the Company, make appropriate arrangements for making any other Instrument pledged by the Company available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by ICOT, against trust receipt or like document);

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of ICOT) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable ICOT to exercise and enforce its rights hereunder with respect to such security interest;

          (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as ICOT may reasonably require in order to reflect the security interests granted by this Security Agreement;

          (d) permit representatives of ICOT, upon reasonable notice, during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral;

          (e) upon the occurrence and during the continuance or any Default, upon request of ICOT, promptly notify (and Company hereby authorizes ICOT so to notify) each account debtor in respect of any Accounts or Instruments that such collateral has been assigned to ICOT, and that any payments due or to become due in respect of such Collateral are to be made directly to ICOT; and

          (f) promptly upon request of ICOT modify this Security Agreement, by amending Annexes I, II and III hereto, as the case may be, to include any Copyright, Patent or Trademark which becomes part of the Collateral under this Security Agreement.

     4.2  OTHER FINANCING STATEMENTS AND LIENS; INTELLECTUAL PROPERTY.

          (a) Without the prior written consent of ICOT, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which ICOT is not named as the sole secured party.

          (b)  INTELLECTUAL PROPERTY.

               (1) For the purpose of enabling ICOT to exercise rights and remedies under Section 4.3 hereof at such time as ICOT shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to ICOT, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment or royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property (other than the Trademark Collateral or goodwill associated therewith) now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all, media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

               (2) Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing, ICOT shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Security Agreement or release of the Collateral, ICOT shall grant back to the Company the license granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 4.3 hereof by ICOT shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this clause (2).

     4.3 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

               (i) the Company shall, at the request of ICOT, assemble the Collateral owned by it at such place or places, reasonably convenient to both ICOT and the Company, designated in its request;

              (ii) ICOT may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

             (iii) ICOT shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if ICOT were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

              (iv) ICOT in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

               (v) ICOT may, upon 10 Business Days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of

ICOT, or any of its agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as ICOT deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and ICOT or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released. In the event of any sale, assignment or other disposition of the Trademark Collateral, the goodwill of the Business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply ICOT or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. ICOT may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

          The proceeds of each collection, sale or other disposition under this
Section 4.3, including by virtue of the exercise of the license granted to ICOT in Section 4.2(b)(1) hereof, shall be applied in accordance with Section 4.7 hereof.

     4.4 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.3 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

     4.5 REMOVALS, ETC. Without at least 30 days prior written notice to ICOT, the Company shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at one of the locations identified in Annex V hereto or in transit from one of such locations to another or elsewhere if in the ordinary course of business or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature page hereto.

     4.6 PRIVATE SALE. ICOT shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to
Section 4.3 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against ICOT arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if ICOT accepts the first offer received and does not offer the Collateral to more than one offeree.

     4.7 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto shall be applied by ICOT:

          FIRST, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of ICOT and the reasonable fees and expenses of its agents and counsel, and all reasonable expenses, and advances made or incurred by ICOT in connection therewith;

          NEXT, to the payment in full of the Secured Obligations relating to the Notes;

          FINALLY, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining. As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

     4.8 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Security Agreement to ICOT while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default ICOT is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which ICOT may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as ICOT shall be entitled under this Section 4 to make collections in respect of the Collateral, ICOT shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     4.9 PERFECTION. Prior to or concurrently with the execution and delivery of this Security Agreement, the Company shall file such financing statements and other documents in such offices as ICOT may request to perfect the security interests granted by Section 3 of this Security Agreement.

     4.10 TERMINATION. When all Secured Obligations shall have been paid in full, this Security Agreement shall terminate, and ICOT shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company, and to be released and canceled all licenses and rights referred to in Section 4.2(b)(1) hereof. ICOT shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

     4.11 EXPENSES. The Company agrees to pay to ICOT all reasonable out-of-pocket expenses (including reasonable expenses for legal services) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by ICOT of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of ICOT in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured obligations to ICOT secured under Section 3 hereof.

     4.12 FURTHER ASSURANCES. The Company agrees that, from time to time upon the written request of ICOT, the Company will execute and deliver such further documents and do such other acts and things as ICOT may reasonably request in order fully to effect the purposes of this Security Agreement.

     Section 5.  MISCELLANEOUS.

     5.1 NO WAIVER. No failure on the part of ICOT or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by ICOT or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

     5.2 GOVERNING LAW. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of California as applied to agreements entered into and entirely to be performed within the state.

     5.3 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied, telegraphed, cabled or delivered to the intended recipient at its address, telecopy or telex number specified pursuant to Section 12.7 of the Agreement and shall be deemed to have been given at the times specified in said Section 12.7.

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

     5.4 SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, ICOT and each holder of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of ICOT).

     5.5 COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

     5.6 AGENTS. ICOT may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

     5.7 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of ICOT in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.


                              AMATI COMMUNICATIONS CORPORATION



                              By:  /s/ James F. Ottinger
                                   ---------------------------------------------

                              Name:  James F. Ottinger
                                     -------------------------------------------

                              Title:  President and CEO
                                      ------------------------------------------



                              ICOT CORPORATION


                              By:  /s/ Aamer Latif
                                   ---------------------------------------------

                              Name:  Aamer Latif
                                     -------------------------------------------

                              Title:  President and CEO
                                      ------------------------------------------

                                     ANNEX I

                                   Copyrights

                                    ANNEX II

                                     PATENTS


          Patent Numbers:

          US Patent No.  5,285,474
          US Patent No.  5,317,596
          US Patent No.  5,220,570

          Patent Application Numbers:

          US Serial No.  08/109,489
          US Serial No.  08/107,200
          US Serial No.  08/165,509
          US Serial No.  08/275,409
          US Serial No.  08/057,301
          US Serial No.  08/252,829
          US Serial No.  08/227,778

                                    ANNEX III

                                   TRADEMARKS

     MARK                                                    U.S. TRADEMARK NO.
     ----                                                    -----------------

                                    ANNEX IV

                                    LICENSES

                                     ANNEX V

                                    LOCATIONS


               1975 El Camino Real West
               Mountain View, California

                                      -17-